UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 16, 2024

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Autodesk, Inc. (“Autodesk” or the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which was approved by its stockholders at the 2024 Annual Meeting of Stockholders held on July 16, 2024 (the “Annual Meeting”), with the Delaware Secretary of State effective July 16, 2024. A description of the changes to the Certificate of Incorporation is contained in Appendix B of the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 14, 2024 (the “2024 Proxy Statement”), which Appendix B is incorporated herein by reference. The changes relate to permitting stockholders to call special meetings as specified in the Company’s Amended and Restated Bylaws.

On April 23, 2024, the Company’s Board of Directors (the “Board”) approved the adoption of the Company’s Amended and Restated Bylaws (the “Bylaws”), to be effective upon the filing and effectiveness of the Certificate of Incorporation. A description of the changes to the Bylaws is contained in Appendix C of the 2024 Proxy Statement, which Appendix C is incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and of the Bylaws are qualified in their entirety by reference to the full text of the Certificate of Incorporation and the full text of the Bylaws, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company elected the following eleven individuals to its Board. Each director will serve for the ensuing year and until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew Anagnost	164,076,325	6,246,064	1,621,335	17,903,045
Stacy J. Smith	153,715,479	16,571,893	1,656,352	17,903,045
Karen Blasing	164,246,238	6,041,621	1,655,865	17,903,045
Reid French	164,838,747	5,448,692	1,656,285	17,903,045
Dr. Ayanna Howard	166,533,651	3,759,279	1,650,794	17,903,045
Blake Irving	161,059,517	9,226,245	1,657,962	17,903,045
Mary T. McDowell	155,043,408	15,250,459	1,649,857	17,903,045
Stephen Milligan	166,386,487	3,897,055	1,660,182	17,903,045
Lorrie M. Norrington	156,030,857	14,257,648	1,655,219	17,903,045
Betsy Rafael	159,307,923	10,974,758	1,661,043	17,903,045
Rami Rahim	166,529,958	3,760,184	1,653,582	17,903,045

In addition, the following proposals were voted on and approved at the Annual Meeting.

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025.	170,411,567	19,266,078	169,124	N/A
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	141,227,385	30,368,055	348,284	17,903,045
Proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings as specified in the Company’s Amended and Restated Bylaws, which would allow stockholders holding 25% or more of the voting power of the Company’s capital stock to call special meetings, and to eliminate inoperative provisions.	155,812,328	1,927,098	14,204,298	17,903,045
Proposal to consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, to enable stockholders holding 15% or more of the Company’s common stock to call special meetings.	102,964,161	68,879,684	99,879	17,903,045

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Ruth Ann Keene
Ruth Ann Keene
Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

Date: July 17, 2024

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